AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1998

                                             Registration No. 333-

==========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                      ---------------------------------

                           NATIONAL TECHTEAM, INC.
             (Exact name of registrant, specified in its charter)
                      ---------------------------------

       DELAWARE                       7379                     38-3774613
 (State or other jurisdiction of   (Primary Standard         (I.R.S. Employer
  incorporation or organization)      Industrial              Identification
                                  Classification Number)              No.)

                         835 Mason Avenue, Suite 200
                           Dearborn, Michigan 48124
                                (313) 277-2277

             (Address, including zip code, and telephone number,
           including area code, of registrant's principal executive
                                   offices)

                       -------------------------------

                          Robert A. Hudson, Esquire
                              Berry Moorman P.C.
                             600 Woodbridge Place
                           Detroit, Michigan 48226
                                (313) 567-1000
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)



APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _X_

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.___

        If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.___


                       CALCULATION OF REGISTRATION FEE
=================================================================================
                                         PROPOSED      PROPOSED
                                         MAXIMUM       MAXIMUM       AMOUNT
TITLE OF EACH CLASS OF    AMOUNT TO      OFFERING      AGGREGATE     OF
SECURITIES TO BE          BE             PRICE PER     OFFERING      REGISTRATION
REGISTERED                REGISTERED     SHARE(1)      PRICE(1)      FEE

Common Stock, par       242,118          $ 9.28       $ 2,246,855   $ 680.87
value $.01 per share
=================================================================================

(1) The registration fee is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices on the NASDAQ National Market on January 2, 1998.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             Subject to Completion
                 Preliminary Prospectus Dated January 7, 1998

Prospectus                  NATIONAL TECHTEAM, INC.

                        242,118 Shares of Common Stock

        All of the 242,118 shares of Common Stock offered hereby (the "Shares") are being offered for the account of certain shareholders (the "Selling Shareholders") of National TechTeam, Inc. (the "Company"). See "Selling Shareholders." The Selling Shareholders are all former shareholders and option holders of Compuflex Systems, Inc. ("Compuflex") and acquired the Shares in August, 1997 pursuant to an Agreement and Plan of Merger dated July 30, 1997, between Compuflex, the Company and TechTeam Acquisition No. 1, Inc., a wholly-owned subsidiary of the Company, pursuant to which TechTeam Acquisition No. 1, Inc. acquired approximately 98% of the outstanding shares of capital stock of Compuflex. The remaining minority Compuflex shareholders received cash for their stock. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

        The Company has been advised by each Selling Shareholder that the Shares may be offered or sold by or for the account of such Selling Shareholders from time to time, at prices and on terms to be determined at the time of sale, to purchasers directly or through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions. From time to time the Selling Shareholders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the Company, or derivatives thereof, and may sell and deliver the Shares in connection therewith. The Selling Shareholders and any brokers, dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate net proceeds to the Selling Shareholders from the sale of the Shares offered by the Selling Shareholders hereby will be the purchase price of such Shares, less any commissions, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

        The Common Stock is quoted on the NASDAQ National Market under the symbol "TEAM." On January 2, 1998, the closing price of the Common Stock was $9.44 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is January 7, 1998.

                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, NY 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission.

        In addition, the Company's Common Stock is quoted on the NASDAQ National Market System. Reports, proxy and information statements and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained herein concerning any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission.


              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Company hereby incorporates by reference:

        1. The Company's Annual Report on Form 10-K-A for the year ended December 31, 1996.

        2. The Company's Current Report on Form 8-K as filed with the SEC December 22, 1997.

        3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

        4. The descriptions of the Company's Common Stock that are contained in the Registration Statement on Form 8-A filed by the Company to register such securities under Section 12 of the Exchange Act, File No. 0-16284, including any amendment or report filed for the purpose of updating such descriptions.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the

Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any document incorporated herein by reference (other than exhibits to such document which are not specifically incorporated by reference in such document). Requests for such documents should be directed to: National TechTeam, Inc., Attn: G.K. DeSantis, 835 Mason Avenue, Suite 200, Dearborn, Michigan 48124, telephone (313) 277-2277. In order to insure timely delivery of the documents, any request should be made by no later than five business days prior to the date on which such person must make a final investment decision.

                         FORWARD-LOOKING INFORMATION

        This Prospectus incorporates by reference certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in the documents incorporated by reference, the words "anticipate", "believe", "estimate", "expect" and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. These risks may include, without limitation, those related to concentration of revenues, management of growth, competition, reliance on key executives, attraction and retention of employees, economic conditions, international operations, user acceptance, rapid technology changes and dependence on new solutions and technological difficulties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

                               USE OF PROCEEDS

        The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.

                             SELLING SHAREHOLDERS

        As of January 2, 1998, the Company had 15,906,767 shares of Common Stock outstanding. The Selling Shareholders are all former holders of shares or options of Compuflex Systems, Inc. ("Compuflex") and acquired the Shares in August, 1997 pursuant to an Agreement and Plan of Merger dated July 30, 1997, between Compuflex, the Company and TechTeam Acquisition No. 1, Inc., a wholly-owned subsidiary of the Company, pursuant to which TechTeam Acquisition No. 1, Inc. acquired all of the outstanding shares of capital stock of Compuflex.

        The following table sets forth certain information regarding the Common Stock owned by the Selling Shareholders as of January 2, 1998, and after the sale of all of the Shares offered by them hereby. All persons have sole voting and investment power with respect to the shares of Common Stock unless otherwise indicated. All of the Selling Shareholders collectively hold less than four percent of the Company's outstanding Common Stock. After the offering, the Selling Shareholders will collectively hold less than two percent of the Company's outstanding Common Stock.


                             Shares Owned                  Shares Owned    Percentage
 Name of Beneficial            Prior to     Shares Being       After       Owned After
      Owner                    Offering        Offered      Offering(1)    Offering (1)
-------------------          ------------   ------------   ------------    ------------
Srini Vasan                    304,807         139,191        165,616                1%

Lakshmi Iyer                    95,564          43,678         51,886      Less than 1%

Howard Messer                   32,000               0         32,000      Less than 1%

SGM Holdings, LLC               44,315          34,886          9,429      Less than 1%

Lyman Hamilton                   3,209           1,481          1,728      Less than 1%

Amitava Sen                        357             165            192      Less than 1%

Ridgewood Group                    713             329            384      Less than 1%
International Ltd.

Compuflex Systems, Ltd.         14,263           6,584          7,679      Less than 1%

Net dB Company, Inc.             2,282           1,048          1,234      Less than 1%

Arun Iyer                        1,426             658            768      Less than 1%

Kiran Banga                      1,426             658            768      Less than 1%

David Malkin                     1,426             658            768      Less than 1%

Targa Limited Partnership        2,853           1,317          1,536      Less than 1%

International Partners             114              53             61      Less than 1%
Corporation

Ventech Investments              7,133           7,133              0                0
Limited  (2)

Herbert L. Chestler              4,279           4,279              0                0
                               -------         -------        --------              --
Totals                         516,167         242,118        274,049

(1)    Assumes the sale of all of the Shares offered by the Selling
       Shareholders.
(2) Ventech Investments Limited held options to purchase Common Stock of Compuflex which were converted into options to purchase 7,133 shares of Common Stock of the Company. On August 21, 1997, it exercised all of those Common Stock purchase options, thereby acquiring the 7,133 shares that may be sold pursuant to this Prospectus.

                             PLAN OF DISTRIBUTION

        The Company has been advised by each Selling Shareholder that such Selling Shareholder may sell all or a portion of the Shares offered by such Selling Shareholder hereby from time to time through the NASDAQ National Market. The Selling Shareholders may also make private sales to purchasers directly or to or through a broker or brokers. Alternatively, the Selling Shareholders may from time to time offer the Shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of the Shares for whom they act as agent. From time to time the Selling Shareholders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the Company, or derivatives thereof, and may sell and deliver the Shares in connection therewith. The distribution of the Shares may be effected from time to time in one or more transactions that may take place through the NASDAQ National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through a combination of any such methods of sale, at the market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, the number of Shares to be sold, the purchase price, the name of any such agent, broker, dealer or underwriters and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Shareholders from the sale of the Shares offered by the Selling Shareholders hereby will be the purchase price of such Shares, less any commissions, if any, and other expenses of issuance and distribution not borne by the Company.

        The Selling Shareholders and any brokers, dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        The Company has agreed to bear all expenses (other than any commissions or discounts of underwriters, dealers or agents or brokers' fees and the fees and expenses of their counsel) in connection with the registration of the Shares being offered by the Selling Shareholders hereby.

        No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares to which this Prospectus relates.

        Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any or all of the Shares. The Selling Shareholders may transfer, devise or gift such shares by other means not described herein.

        In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                LEGAL MATTERS

        Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Company by Berry Moorman P.C., of Detroit, Michigan. Robert A. Hudson, a stockholder of Berry Moorman P.C., beneficially owns 17,700 shares of Common Stock.

                                   EXPERTS

        The consolidated financial statements of National TechTeam, Inc. for the year ended December 31, 1996, appearing in National TechTeam, Inc.'s Current Report (Form 8-K) dated December 19, 1997, and filed with the Securities and Exchange Commission, have been audited by Ernst & Young LLP, independent auditors. Such consolidated financial statements are incorporated herein by reference in reliance upon the report dated February 26, 1997, except for Note M as to which the date is December 12, 1997, given upon the authority of such firm as experts in accounting and auditing.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES OR EXCHANGES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

TABLE OF CONTENTS                                                   Page
Available Information                                                 2
Incorporation of Certain Documents by Reference                       2
Forward-Looking Information                                           3
The Company                                                           4
Use of Proceeds                                                       4
Selling Shareholders                                                  4
Plan of Distribution                                                  5
Legal Matters                                                         6
Experts                                                               6

                                242,118 Shares

                           NATIONAL TECHTEAM, INC.

                                 Common Stock







                                  PROSPECTUS









                               January 7, 1998

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Legal Proceedings

        The Company and two of its officers have been named as defendants in several putative shareholder class action lawsuits filed in the United States District Court for the Eastern District of Michigan. The complaints are similar in asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 arising out of alleged misrepresentations and omissions by the Company in connection with certain of its announcements and filings relating primarily to the Company's earnings in the first quarter of 1997. Management believes these claims are without merit and intends to defend these actions vigorously. Although no estimate of the outcome of this litigation can currently be made, and no provision for any such liability has been made in the accompanying Financial Statement, an unfavorable resolution could materially affect the Company's future results of operations or cash flows.

Item 11. Acquisition of Capricorn Capital Group, Inc.

        On December 31, 1997, the Company entered into an amended Letter of Intent with the sole shareholder of Capricorn Capital Group, Inc. ("Capricorn"), whereby the Company would acquire all of the capital stock of Capricorn in exchange for a base consideration of $3.5 million in cash, 150,000 shares of TechTeam Common Stock and five year options to purchase 100,000 shares of TechTeam Common Stock at $10.00 per share, and a contingent payment tied to Capricorn's earnings performance in the three-year period following the acquisition. The revised Letter of Intent superceded a previous Letter of Intent between the parties dated September 30, 1997. The Letter of Intent is subject to a number of conditions, including due diligence review by TechTeam, the preparation of a definitive purchase agreement and approval of the transaction by the boards of directors of both companies. The Letter of Intent provides for a breakup fee of $200,000 to Capricorn's sole shareholder if the transaction fails to close unless such failure to close is due to a default, breach or failure to proceed by Capricorn's sole shareholder or by reason of legal impediments on the part of either party.

Item 14. Other Expenses of Issuance and Distribution

        SEC Registration Fee                 $   680.87
        Printing expenses                    $        0*
        Legal fees and expenses              $10,000.00*
        Blue Sky fees and expenses           $   185.00
        Accounting fees and expenses         $10,000.00*
        Miscellaneous                                 0*
                                             ----------
               Total                         $20,865.87
                                             ==========

*Estimated

        The Company will pay all expenses of the offering other than any brokerage commissions and transfer taxes.

Item 15. Indemnification of Directors and Officers

        Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by such person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of such action; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders. The General Corporation Law of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of Delaware provides for the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

        The Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the extent permitted by Delaware law.

        The Company maintains a policy of directors and officers liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16. Exhibits

5.1   Opinion of Berry Moorman P.C.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Berry Moorman P.C. (included in Exhibit 5.1).

Item 17. Undertakings

        The undersigned registrant hereby undertakes that:

        (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (4) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dearborn, State of Michigan, on the 22nd day of December, 1997.

                                         NATIONAL TECHTEAM, INC.,
                                         a Delaware corporation




                                     By: /s/ William F. Coyro, Jr.,
                                         ___________________________________
                                         Chairman



                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William F. Coyro, Jr. and Lawrence A. Mills, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                               Title                       Date
---------                               -----                       ----


Principal Executive Officer:


/s/ William F. Coyro, Jr.       Chairman, Chief Executive   December 22, 1997
___________________________               Officer

Principal Financial and
  Accounting Officer:


/s/ Lawrence A. Mills            Chief Financial Officer,    December 22, 1997
____________________________     Treasurer, Secretary and
                                 Senior Vice President



/s/ Wallace D. Riley             Director                    December 22, 1997
____________________________




/s/ Richard G. Somerlott         Director                    December 22, 1997
____________________________




/s/ Leroy H. Wulfmeier, III      Director                    December 22, 1997
____________________________

                              INDEX OF EXHIBITS
                                                                    Page
Exhibit                                                             Number
-------                                                             ------

5.1     Opinion of Berry Moorman P.C.                                II-7

23.1    Consent of Ernst & Young LLP.                                II-8

23.2    Consent of Berry Moorman P.C.                (included in Exhibit 5.1)